                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

                                                    Nine
                                                   Months
                                                    Ended                Year Ended September 30,
                                                  June 30,     ---------------------------------------------
                                                    2002         2001         2000         1999        1998
                                                  --------     --------     --------     -------     -------
EARNINGS:
Earnings before income taxes                       $69,605     $ 79,568     $ 82,882     $63,139     $57,007
Interest expense                                    12,326       18,724       18,135      17,317      17,383
Amortization of debt discount and expense              219          264          218         215         200
Interest component of rental expense                 1,047        1,541        1,318       1,539       1,624
                                                   -------     --------     --------     -------     -------
                                                   $83,197     $100,097     $102,553     $82,210     $76,214
                                                   =======     ========     ========     =======     =======
FIXED CHARGES:
Interest expense                                   $12,326     $ 18,724     $ 18,135     $17,317     $17,383
Amortization of debt discount and expense              219          264          218         215         200
Allowance for funds used during
 construction (capitalized interest)                     7           12           17          36          39
Interest component of rental expense                 1,047        1,541        1,318       1,539       1,624
                                                   -------     --------     --------     -------     -------
                                                   $13,599     $ 20,541     $ 19,688     $19,107     $19,246
                                                   =======     ========     ========     =======     =======
Ratio of earnings to fixed charges                    6.12         4.87         5.21        4.30        3.96
                                                   =======     ========     ========     =======     =======
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